UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2023

Resonate Blends, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-21202	58-1588291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26565 Agoura Road, Suite 200 Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 571-888-0009

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement.

Merger Agreement

On June 20, 2023, Resonate Blends, Inc. (“Parent”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pegasus Specialty Vehicles, LLC, an Ohio limited liability company (the “Company”), and Pegasus Specialty Holdings LLC, an Ohio limited liability company and wholly-owned subsidiary of Parent (“Merger Sub”).

The Merger Agreement provides that at the closing (the “Closing”), subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. At Closing of the Merger, the issued and outstanding common shares of the Company (“Company Common Shares”) will automatically be converted into the right to receive an aggregate of 623,500 shares of Series AA Preferred Stock of Parent (the “Merger Consideration”).

Each of the Company, Parent, and Merger Sub has made various representations and warranties and agreed to certain covenants in the Merger Agreement, including a covenant by Parent that it would raise $3,000,000 less costs in new financing at Closing, with $500,000 of such amount less costs loaned pre-Closing to the Company under a secured promissory note. The Company has a covenant that it would grant a security interest to Parent in all of its assets on the $500,000 loan in favor of Parent, subordinate to other security interests as to the same collateral.

Consummation of the Merger is subject to the satisfaction or, if permitted by applicable law, waiver, by Parent, the Company, or both of various conditions. For the Company, these conditions include, without limitation, (i) an agreeable plan to spin out the existing Parent cannabis assets and operations, (ii) an agreeable plan to transfer the outstanding shares of Series C Preferred Stock of Parent to Brian Barrington simultaneously to the date of the aforementioned spin-out; (iii) an agreeable plan to retire the Series E Designation; (iv) financing by Parent of $3,000,000 less costs; (v) the filing of the Certificate of Designation for the Series AA Preferred Stock with the Secretary of State of Nevada; and (vi) certain other customary conditions. For the Parent, these conditions include, without limitation, (i) a secured promissory note issued by the Company to Parent in the amount of $500,000 with the collateral being a UCC lien subordinate to other lenders; (ii) the payback by Parent of certain advances contributed by corporate officers and others in the Parent in an amount not to exceed $140,000; (iii) resolutions of the equity holders of Company approving this Agreement and the transactions contemplated; and (iv) certain other customary conditions.

The Merger Agreement contains certain termination rights including the right of the parties to mutually agree upon termination, and by each of the Company and the Parent unilaterally if the other party has committed a violation of the covenants, representations and warranties in the Merger Agreement.

The Merger Agreement, the Merger, and the transactions contemplated thereby were unanimously approved by the board of directors of the Parent, and unanimously approved by the board of directors of the Company.

The Closing of the Merger is expected to occur as soon as practicable after the satisfaction or waiver of all the conditions to Closing in the Merger Agreement, which is currently expected to be in the 3rd quarter of calendar year 2023.

The Merger Agreement has been included to provide investors with information regarding its terms. The representations, warranties, and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement, and may not have been intended to be statements of fact, but rather as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement. In addition, such representations, warranties, and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by the Parent’s shareholders. None of the Parent’s shareholders or any other third party should rely on the representations, warranties, and covenants, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company, Parent, Merger Sub, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Parent’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Parent that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, and other documents that Parent files or has filed with the SEC.

The foregoing descriptions of the Merger Agreement and the Merger are summaries, do not purport to be complete, and are qualified in their entirety by reference to the full text of the Merger Agreement, and the exhibits attached thereto, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Bridge Financing

On June 20, 2023, Parent signed a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which Parent issued and sold to the Investor a 15% OID Senior Promissory Note (non-convertible), dated June 20, 2023, in the principal amount of $575,000 (the “Parent Note”). The Parent Note is secured by all of the Company’s assets under a separate security agreement between the Investor and the Company.

Parent received $500,000 from the Parent Note after applying the original issue discount to the Parent Note, $30,000 of which was used to pay a commission to a broker as placement agent and $30,000 was paid to the lender for its legal fees, and the balance was tendered to the Company for working capital under a Loan and Security Agreement (described below) (the “Company Loan”).

The maturity date for repayment of the Parent Note is September 20, 2023 and the Parent Note bears interest at 15% per annum starting 60 days after issuance and interest payable in cash monthly thereafter. Parent may prepay the Parent Note at any time, but if Parent repays the Parent Note after 60 days, it is required to pay a premium of 104% of the principal amount.

As additional consideration, Parent agreed to issue to the Investor 1,318,000 shares of its common stock as commitment shares. Parent is required to issue additional commitment shares in the event the Parent Note is not prepaid at 60 days. Pursuant to a Registration Rights Agreement (the “Registration Agreement”), Parent has agreed to register the Investor shares with the SEC no later than 90 days from the issuance of the Parent Note.

In the Purchase Agreement, Parent agreed to certain restrictive covenants, including a restriction on borrowing and a most favored nation clause in favor of Investor for any future offerings not specifically exempted.

On June 20, 2023, Parent and the Company entered into a Loan and Security Agreement in the principal amount of $575,000 secured by all of the Company’s assets but subordinate to the security interest of Investor and another lender of the Company.

The foregoing description of the Purchase Agreement, the Registration Agreement, the Parent Note, the Company Loan, and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, the Registration Agreement, the Parent Note, and the Company Loan, which are included in this Current Report as Exhibits 10.1, 10.2, 4.1 and 10.3, respectively, and are incorporated herein by reference.

Section 2 – Financial Information

Item 2.03 – Creation of a Direct Financial Obligation

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

This document includes forward-looking statements which reflect management’s current views and estimates regarding the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction, among other matters. The words “anticipate”, “assume”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “guidance”, “imply”, “intend”, “may”, “outlook”, “plan”, “potential”, “predict”, “project”, and similar terms and phrases are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to uncertainties related to the successful completion of our acquisition by Parent and Merger Sub, or our failure to complete such acquisition; the impact of the pendency of our acquisition by Parent and Merger Sub on our business and operations; the timing and expected financing and the merger; the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived in a timely manner, if at all; the possibility of business disruptions due to transaction-related uncertainty; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; and other risks and uncertainties including those identified under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each of which are filed with the SEC and available at www.sec.gov, and other filings that the Company may make with the SEC in the future. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this document speaks only as of the date hereof. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Section 9 – Financial Statements and Exhibits

Section 9.01. Financial Statements and Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated June 20, 2023
4.1	15% OID Senior Promissory Note, dated June 20, 2023
10.1	Securities Purchase Agreement, dated June 20, 2023
10.2	Registration Rights Agreement, dated June 20, 2023
10.3	Company Loan and Security Agreement, dated June 20, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resonate Blends

/s/ Geoffrey Selzer
Geoffrey Selzer
Chief Executive Officer
Date: June 23, 2023